UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 19, 2018

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. employer identification number)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, including zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on April 13, 2017, Installed Building Products, Inc., a Delaware corporation (the “Company”), as borrower, entered into (i) that certain term loan credit agreement (as amended by that first amendment to the term loan agreement, dated as of November 30, 2017, the “Term Loan Agreement”), by and among the Company, the lenders from time to time party thereto, Royal Bank of Canada as term administrative agent and RBC Capital Markets, UBS Securities LLC and Jefferies Finance LLC as joint lead arrangers and joint bookrunners, and (ii) that certain ABL revolving credit agreement (as amended by that first amendment to credit agreement, dated as of October 26, 2017, and that second amendment to credit agreement, dated December 26, 2017, the “ABL Credit Agreement”), by and among the Company, the subsidiary guarantors from time to time party thereto, the financial institutions from time to time party thereto, and SunTrust Bank as issuing bank, swing bank and administrative agent, with SunTrust Robinson Humphrey, Inc. as left lead arranger and bookrunner. The Term Loan Agreement, subject to the terms and conditions set forth therein, provided for a seven-year term loan facility in the amount of $299,250,000, and the ABL Credit Agreement, subject to the terms and conditions set forth therein, provided for a five-year revolving credit facility in the amount of up to $100,000,000.

On June 19, 2018, the Company entered into a second amendment to the Term Loan Agreement (the “Term Loan Second Amendment”) to (i) extend the maturity date from April 15, 2024 to April 15, 2025 and (ii) increase the aggregate principal amount of the facility to $397,750,000. RBC Capital Markets, Jefferies Finance LLC and SunTrust Robinson Humphrey served as joint lead arrangers and joint bookrunners for the increase and extension of the facility.

Also on June 19, 2018, the Company entered into a third amendment to the ABL Credit Agreement (the “ABL Third Amendment”) to (i) extend the maturity date from April 13, 2022 to June 19, 2023, (ii) increase the aggregate revolving loan commitments to $150,000,000 and (iii) provide enhanced borrowing availability against certain types of accounts receivable.

The foregoing descriptions of the Term Loan Second Amendment and ABL Third Amendment do not purport to be complete and are subject to and qualified in their entirety by the full text of the Term Loan Second Amendment and the ABL Third Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

In connection with the ABL Third Amendment, the Company also entered into a first amendment to ABL/Term Loan Intercreditor Agreement with SunTrust Bank as ABL agent and Royal Bank of Canada as term administrative agent, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this report and is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On June 19, 2018, the Company issued a press release announcing the Term Loan Second Amendment and the ABL Third Amendment. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Term Loan Credit Agreement, dated as of June 19, 2018, by and among Installed Building Products, Inc., the other loan parties party thereto, the participating lenders and fronting bank party thereto, Royal Bank of Canada, as administrative agent, and RBC Capital Markets, as joint lead arranger and joint bookrunner.

10.2	Third Amendment to Credit Agreement, dated as of June 19, 2018, by and among Installed Building Products, Inc., the lenders party thereto, and SunTrust Bank, as administrative agent.

10.3	First Amendment to ABL/Term Loan Intercreditor Agreement, dated as of June 19, 2018, by and among Installed Building Products, Inc., SunTrust Bank, as ABL agent, and Royal Bank of Canada, as term loan agent.

99.1	Press Release of Installed Building Products, Inc. dated June 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: June 19, 2018	By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer